Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
203.614.5600
www.frontier.com

Frontier Communications Corporation to Participate in Investor Conference

STAMFORD, Conn., May 9, 2012 – Frontier Communications Corporation (NASDAQ:FTR) is scheduled to participate in the JP Morgan Global Technology, Media and Telecom Conference in Boston, MA.  Donald Shassian, Executive Vice President and Chief Financial Officer, is scheduled to present on Wednesday, May 16, 2012 at 2:50pm Eastern Time.

A live webcast of this presentation will be available at www.frontier.com on the Investor Relations page under “Webcasts & Presentations.”

About Frontier Communications
Frontier Communications Corporation (NASDAQ: FTR) offers voice, broadband, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for residential customers, small businesses and home offices and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 15,500 employees are based entirely in the United States.  More information is available at www.frontier.com and www.frontier.com/ir.

INVESTOR CONTACT:	MEDIA CONTACT:
Gregory Lundberg	Brigid Smith
Assistant Treasurer, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
greg.lundberg@ftr.com	brigid.smith@ftr.com

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